Exhibit 99.1

LiveOne (Nasdaq: LVO) Reports Q1 Fiscal 2025 Revenue of $33.1M

●	Adjusted EBITDA* (excluding CPS) of $3.3M

●	Audio Division (Slacker Radio and PodcastOne (Nasdaq: PODC))

-	Record Revenue of $31.9M (+24% YoY)

-	Adjusted EBITDA* of $5.1M

●	Fiscal 2025 Guidance

-	Consolidated Revenue of $140M - $155M, Adj. EBITDA* of $16M – 20M

-	Audio Division Revenue of $130M - $140M, Adj EBITDA* of $20M - $25M

●	Shares Repurchased

-	Total shares 4.38M

-	$6.3M remaining of $12M under repurchase program

●	Senior Management to Host a Live Conference Call and Audio Webcast on Tuesday, August 13, 2024 at 10:00 A.M. ET

LOS ANGELES, CA, August 13, 2024 - LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the first fiscal quarter ended June 30, 2024 (“Q1 Fiscal 2025”).

LiveOne’s CEO and Chairman, Robert Ellin, commented, “We are thrilled to announce another quarter of record growth, driven by our Audio Division’s ongoing momentum. With a robust pipeline and four newly signed partnerships, we are excited about our future prospects. Our strategic positioning and operational efficiencies have effectively prepared us to leverage emerging opportunities. As we remain focused on our long-term objectives, we are committed to maintaining our creator-first platform approach and catering to our superfans. Additionally, our continued company share repurchases underscore our belief in the intrinsic value of our shares and demonstrate alignment with our dedicated shareholders.”

Recent and Q1 Fiscal 2025 Highlights

●	Paid members as of June 30, 2024 increased 653K or 29%, as compared to the prior year. Total members including free ad-supported memberships was approximately 3.9 million at July 31, 2024.**

●	PodcastOne was 11th in PODTRAC’s Podcast Industry Top Publishers Rankings for June 2024 with a U.S. Unique Monthly Audience of ~5.5M and Global Downloads and Streams of ~17.5M.

●	As previously announced with the assistance of J.P. Morgan, LiveOne is continuing a process to explore strategic alternatives to enhance shareholder value. Potential alternatives may include, among others, a strategic acquisition, divestiture, merger, sale or other form of business combination. There can be no assurance that LiveOne’s efforts will result in a specific transaction or any particular outcome or its timing.

Q1 Fiscal 2025 and 2024 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended
	June 30,
	2024	2023

Revenue	$33,078	$27,767
Operating income (loss)	$(784)	$(255)
Total other income (expense)	$(724)	$(181)
Net income (loss)	$(1,557)	$(515)
Adjusted EBITDA*	$2,903	$2,210
Net income (loss) per share basic and diluted	$(0.02)	$(0.01)

Q1 Fiscal 2025 Results Summary Discussion

For Q1 Fiscal 2025, LiveOne posted revenue of $33.1 million, a 19% increase, as compared to $27.8 million in the same period in the prior year. The Audio Division revenue was a record $31.9 million, a 24% increase, as compared to revenue of $25.7 in Q1 Fiscal 2024.

Q1 Fiscal 2025 Operating Loss was ($0.8) million compared to Operating Loss of ($0.3) million in Q1 Fiscal 2024. The $0.5 million increase in Operating Income was largely a result of an increase in operating expenses.

Q1 Fiscal 2025 Adjusted EBITDA* improved to $2.9 million, as compared to Q1 Fiscal 2024 Adjusted EBITDA* of $2.2 million. Q1 Fiscal 2025 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $5.1 million, Other Operations Adjusted EBITDA* of ($0.6) million and Corporate Adjusted EBITDA* of ($1.6) million. Audio Division Q1 Fiscal 2024 Adjusted EBITDA* of $5.1 million was driven by improved Contribution Margin* along with decreases in operating expenses.

Capital expenditures for Q1 Fiscal 2024 totaled approximately $0.7 million, which were driven by capitalized software costs associated with development of LiveOne’s integrated music player and pay-per-view services.

LiveOne is maintaining its guidance for its fiscal year ending March 31, 2025 of consolidated revenue of $140 million - $155 million and Adjusted EBITDA* of $16 million - $20 million, and for its Audio Division revenue of $130 million - $140 million and Adjusted EBITDA* of $20 million - $25 million.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 10:00 a.m. ET / 7:00 a.m. PT on Tuesday, August 13, 2024.

Conference Call and Webcast:

WHEN: Tuesday, August 13th
TIME: 10:00 AM ET / 7:00 AM PT
DIAL-IN (Toll Free): (833) 470-1428
DIAL IN NUMBER (Local): (404) 975-4839
ACCESS CODE: 808439
REPLAY NUMBER: (866) 813-9403 / ACCESS CODE: 410380

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne's website at Events | LiveOne.

The webcast can also be accessed at:  https://events.q4inc.com/attendee/127231561

The timing, price and actual number of shares repurchased under LiveOne’s stock repurchase program, which may include the possibility of buying back shares of common stock of PodcastOne, will be at the discretion of LiveOne's management and will depend on a variety of factors, including stock price, general business and market conditions, and alternative investment opportunities. The repurchase program will continue to be executed consistent with LiveOne's capital allocation strategy, which will continue to prioritize growing LiveOne's business. Under the stock repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the U.S. Securities and Exchange Commission and other applicable legal requirements. The repurchase program does not obligate LiveOne to acquire any particular amount of shares, and the program may be suspended or discontinued at any time at LiveOne's discretion. LiveOne will review the stock repurchase program periodically and may authorize adjustment of its terms and size.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne's wholly-owned subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR's OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.**Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America ("GAAP"), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization ("Adjusted EBITDA"), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full fiscal year 2025 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled "Reconciliation of Non-GAAP Measure to GAAP Measure" included at the end of this release.

LiveOne IR Contact:

Liviakis Financial Communications, Inc.
(415) 389-4670
john@liviakis.com

Press Contact:

LiveOne
press@liveone.com

Financial Information

The tables below present financial results for the three months ended June 30, 2024 and 2023.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	June 30,
	2024	2023

Revenue:	$33,078	$27,767

Operating expenses:
Cost of sales	25,087	19,563
Sales and marketing	1,431	1,904
Product development	1,071	1,246
General and administrative	5,505	5,063
Impairment of intangible assets	176	-
Amortization of intangible assets	592	246
Total operating expenses	33,862	28,022
Loss from operations	(784)	(255)

Other income (expense):
Interest expense, net	(859)	(1,418)
Other income (expense)	135	1,237
Total other expense, net	(724)	(181)

Loss before provision for income taxes	(1,508)	(436)

Provision for income taxes	49	79
Net loss	(1,557)	(515)
Net loss attributable to non-controlling interest	(388)	-
Net loss attributed to LiveOne	$(1,169)	$(515)

Net loss per share – basic and diluted	$(0.02)	$(0.01)
Weighted average common shares – basic and diluted	98,419,692	86,895,208

LiveOne, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30	March 31,
	2024	2024
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$6,165	$6,987
Restricted cash	155	155
Accounts receivable, net	14,760	13,205
Inventories	2,809	2,187
Prepaid expense and other current assets	1,717	1,801
Total Current Assets	25,606	24,335
Property and equipment, net	3,716	3,646
Goodwill	23,379	23,379
Intangible assets, net	11,528	12,415
Other assets	400	88
Total Assets	$64,629	$63,863

Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$27,050	$26,953
Accrued royalties	12,729	10,862
Notes payable, current portion	691	692
Deferred revenue	675	728
Senior secured line of credit	7,000	7,000
Derivative liabilities	-	607
Total Current Liabilities	48,145	46,842
Notes payable, net	601	771
Other long-term liabilities	8,934	9,354
Deferred income taxes	339	339
Total Liabilities	58,019	57,306

Commitments and Contingencies

Mezzanine Equity
Redeemable convertible preferred stock, $0.001 par value; 100,000 shares authorized; none and 5,000 shares issued and outstanding as of June 30, 2024 and March 31, 2024, respectively	-	4,962
Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 12,797 and 18,814 shares issued and outstanding as of June 30, 2024 and March 31, 2024, respectively	12,797	18,814
Common stock, $0.001 par value; 500,000,000 shares authorized; 94,578,077 and 88,627,420 shares issued and outstanding, net of treasury shares, respectively	98	92
Additional paid in capital	229,674	216,116
Treasury stock	(5,531)	(4,782)
Accumulated deficit	(240,847)	(238,984)
Total LiveOne's Stockholders’ Deficit	(3,809)	(8,744)
Non-controlling interest	10,419	10,339
Total equity (deficit)	6,610	1,595
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$64,629	$63,863

LiveOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Adjusted EBITDA* Reconciliation (Unaudited)
(In thousands)

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other	(Benefit)
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Three Months Ended June 30, 2024
Operations – PodcastOne	$(1,366)	$619	$394	$37	$-	$-	$(316)
Operations – Slacker	3,352	750	505	146	672	-	5,425
Operations – Other	(1,391)	217	318	197	31	-	(628)
Corporate	(2,152)	2	483	19	21	49	(1,578)
Total	$(1,557)	$1,588	$1,700	$399	$724	$49	$2,903

Three Months Ended June 30, 2023
Operations – PodcastOne	$(210)	$86	$84	$-	$403	$-	$363
Operations – Slacker	3,384	714	216	453	(253)	-	4,514
Operations – Other	(848)	250	34	26	(643)	-	(1,181)
Corporate	(2,841)	5	543	54	674	79	(1,486)
Total	$(515)	$1,055	$877	$533	$181	$79	$2,210

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period and in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments.

(2)	Other (income) expense above primarily includes interest expense and change in fair value of derivative liabilities. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne , Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Contribution Margin* Reconciliation (Unaudited)
(In thousands)

	Three Months Ended
	June 30,
	2024	2023

Revenue:	$33,078	$27,767
Less:
Cost of sales	(25,087)	(19,563)
Amortization of developed technology	(775)	(747)
Gross Profit	7,216	7,457

Add back amortization of developed technology:	775	747
Contribution Margin*	$7,991	$8,204

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.